SCHEDULE 2.2(b)

                   EXCLUDED REAL PROPERTY

I.   HOLYOKE

     Seller shall retain all of its interests in the following parcels of land located in the City of Holyoke, County of Hampden, Commonwealth of Massachusetts:
B.
C.   Parcel 98-3

     The parcel of land containing 7.6 acres, more or less, lying southeasterly and adjoining the intersection of Northampton Street (U.S. Route 5) and Old County Road in the City of Holyoke, County of Hampden, Commonwealth of Massachusetts. Said parcel being all the land acquired by Holyoke Water Power Company from Lillian U. Carmel by an instrument dated February 2, 1959 and recorded in Book 2658, Page 98 and a portion of land from the Trustees of the Estate of Lucretia T. Flagg in an instrument dated February 2, 1959 and recorded in Book 2658, Page 100 in the Hampden County Registry of Deeds. Said parcel being shown as "98-3" on a map hereinafter referred to, being more particularly bounded and described as follows:

     NORTHERLY:          other land of Holyoke Water Power
                         Company shown as parcel 214-17 on
                         the map hereinafter referred to;

     EASTERLY:           by land now or formerly of Boston
                         and Maine Railroad;

     SOUTHERLY:          by land now or formerly of J. Lewis
                         Wyckoff;

     WESTERLY:           by Northampton Street; and

     NORTHWESTERLY: by Old County Road.

     Said parcel "98-3" is more clearly designated and defined on a map entitled "Plan Showing Parcels to be Retained by Holyoke Water Power Company Holyoke,
Massachusetts Scale: 1"=100' Date: 3/15/2001 Dwg No. 90085 by Elliott F. Fuller, Jr. RLS 33935" a copy of which is to be filed in the Hampden County Registry of Deeds.

B.   Parcel 214-15

     The parcel of land containing 1.6 acres, more or less, lying westerly of and adjoining Northampton Street (U.S. Route 5) about 300 feet northwesterly of the intersection of said Northampton Street and Old County Road in the City of Holyoke, County of Hampden, Commonwealth of Massachusetts. Said parcel being the remaining portion of "Parcel 1" acquired by Holyoke Water Power Company from Hadley Falls Trust Company et al in an instrument dated February 2, 1959 recorded in Book 2658 Page 100 in the Hampden County Registry of Deeds. Said parcel of land being more particularly bounded and described as follows:

     NORTHERLY:     by land now or formerly of Holyoke
                    Street Railway Company;

     EASTERLY:      by Northampton Street;

     SOUTHERLY:     by access road to Mountain Park; and

     WESTERLY:      again by land now or formerly of Holyoke
                    Street Railway Company.

     Said parcel "214-15" is more clearly designated and defined on a map entitled "Plan Showing Parcels to be Retained by Holyoke Water Power Company Holyoke,
Massachusetts Scale: 1"=100' Date: 3/15/2001 Dwg No. 90085 by Elliott F. Fuller, Jr. RLS 33935" a copy of which is to be filed in the Hampden County Registry of Deeds.

     Parcel 214-16

     The parcel of land containing 1.6 acres, more or less, lying northerly of and adjoining the intersection of Northampton Street (U.S. Route 5) and Old County Road in the City of Holyoke, County of Hampden, Commonwealth of Massachusetts. Said parcel being the remaining portion of "Parcel 2" acquired by Holyoke Water Power Company from Hadley Falls Trust Company et al in an instrument dated February 2, 1959 recorded in Book 2658 Page 100 in the Hampden County Registry of Deeds. Said parcel is shown as "214-16" on a map hereinafter referred, being more particularly bounded and described as follows:

     NORTHERLY:          by land now or formerly of Stuart
                         Russell;

     SOUTHEASTERLY:      by Old County Road; and

     EASTERLY:           by Northampton Street.

     Said parcel "214-16" is more clearly designated and defined on a map entitled "Plan Showing Parcels to be Retained by Holyoke Water Power Company Holyoke,
Massachusetts Scale: 1"=100' Date: 3/15/2001 Dwg No. 90085 by Elliott F. Fuller, Jr. RLS 33935" a copy of which is to be filed in the Hampden County Registry of Deeds.

B.   Parcel 214-17

     The parcel of land containing 5.2 acres, more or less, located southeasterly of and adjoining Old County Road about 250 feet northeasterly of the intersection of Northampton Road (U.S. Route 5) and said Old County Road in the City of Holyoke, County of Hampden, Commonwealth of Massachusetts. Said parcel being the same land acquired by Holyoke Water Power Company from Stuart A. Russell et al in an instrument dated October 6, 1960 recorded in Book 2772 page 156 in the Hampden County Registry of Deeds. Said parcel shown as "214-17" on the map hereinafter referred to, being bounded and described as follows:

     Commencing at a point in the easterly line of the Old County Road, so-called, formerly of leading from Holyoke to Northampton, which point is the northerly corner of land now or late of William D. Flagg of said Holyoke; thence running

     NORTHEASTERLY:      along said Old County Road to a
                         point, which point is the
                         southwesterly corner of land now or
                         late of John Delaney of said
                         Holyoke; thence

     EASTERLY:           along land now or late of said
                         Delaney to a point, which point is
                         the easterly corner of land of said
                         Delaney; thence

     NORTHERLY:          along land of said Delaney to a
                         point, which point is the
                         northeasterly corner of land of
                         said Delaney; thence

     EASTERLY:           along land now or late of Stuart A.
                         Russell of said Holyoke, to the
                         westerly line of the location of
                         the Boston and Maine Railroad;
                         thence

     SOUTHERLY:          along the said westerly line of
                         said location of the Boston and
                         Maine Railroad to a point, which
                         point is now the northeasterly
                         corner of land now or late of said
                         Flagg, thence

     WESTERLY:           along land now or late of said
                         Flagg to a point, which point is a
                         corner of land low or late of said
                         Flagg; thence

     NORTHERLY:          along land now or late of said
                         Flagg to a point, which point is
                         another corner of land now or late
                         of said Flagg; thence

     NORTHWESTERLY:      along land now or late of said
                         Flagg to said Old County Road and
                         the place of commencement.

     Said parcel "214-17" is more clearly designated and defined on a map entitled "Plan Showing Parcel to be Retained by Holyoke Water Power Company Holyoke,
Massachusetts Scale: 1"=100' Date 3/15/2001 Dwg No. 90085 by Elliott F. Fuller Jr. RLS 33935" a copy of which will be filed in the Hampden County Registry of Deeds.

     Parcel 64-1 (Parcel 1 on Subdivision Plan)
     That certain piece or parcel of land containing 6.9 acres, more or less, lying southerly of and adjoining the Holyoke - Easthampton Town Line about 100 feet easterly of Northampton Street (U.S. Route 5) in the City of Holyoke, County of Hampden, Commonwealth of Massachusetts. Said parcel being a portion of land acquired from the Boston and Maine Corporation in an instrument dated August 15, 1966 recorded in Book 3208 Page 23 in the Hampden County Registry of Deeds. Said parcel is shown as "Parcel 1" on the Subdivision Plan (as hereafter defined), being bounded and described as follows:

     NORTHERLY:     by other land now or formerly of Holyoke
                    Water Power Company and the Holyoke -
                    Easthampton town line;

     EASTERLY:      again by other land now or formerly of
                    Holyoke Water Power Company;

     SOUTHERLY:     again by other land now or formerly of
                    Holyoke Water Power Company shown as
                    "Parcel 2" on the Subdivision Plan; and

     WESTERLY:      by land now or formerly of Boston and
                    Maine Railroad Company.

     Said "Parcel 1" is more clearly designated on a map entitled "Subdivision Plan of Land Holyoke Massachusetts Date 04/16/2001 Scale 1"=400' Dwg. No. 90091 by Elliott F.
Fuller, Jr. RLS 33935" (the "Subdivision Plan"), a copy of which has been filed in the Hampden County Registry of Deeds in Book of Plans 321, Page 49.

B.   Parcel 228-6

     The parcel of land lying northeasterly of and adjoining Northampton Street (U.S. Route 5) about 1200 feet southeasterly of the Holyoke - Easthampton town line in the City of Holyoke, County of Hampden, Commonwealth of Massachusetts. Said parcel being the same land acquired by Holyoke Water Power Company from Katherine Hatez in an instrument dated August 23, 1957 recorded in Book 2563 Page 339 in the Hampden County Registry of Deeds. Said parcel being more particularly bounded and described as follows:

     NORTHWESTERLY:      by land now or formerly of Wilbur
                         A. Parsons; see deed dated August
                         7, 1928 and recorded in Hampden
                         County Registry of Deeds Book 1396
                         Page 447;

     NORTHEASTERLY:      by land of Boston and Maine
                         Railroad;

     EASTERLY:           by land of Holyoke Water Power
                         Company; said land was conveyed to
                         said Holyoke Water Power Company by
                         Lorenzo J. Pasquinucci by deed
                         dated June 11, 1957 and recorded in
                         Hampden County Registry of Deeds,
                         Book 2549 Page 527;

     SOUTHWESTERLY:      by said U.S. Route #5 as existing
                         at the time of this deed.

B.   Parcels 228-7 and 229-2

     The parcels of land, that are the same land acquired by Holyoke Water Power Company from Lorenzo J. Pasquinucci in an instrument dated June 11, 1957 and recorded in Book 2549 Page 527 in the Hampden County Registry of Deeds. Said parcels being more particularly described as follows:

     All of the property in said Holyoke, formerly belonging to Lorenzo J. Pasquinucci, which lies in the easterly side of Route #5, as shown on a Plan dated June 7, 1957, which has been recorded. Said Plan is entitled "Approximate Location - Land of Lorenzo J. Pasquinucci, Holyoke, Mass. Holyoke, Mass.-Holyoke Water Power Co. June 7, 1957. J. McC. Scale 1"=300' - Drg No. 1046, File LM."

     Parcels 227-5, 227-3 and 228-3
     The parcels of land lying southeasterly of Northampton Street (U.S. Route 5) and westerly of the Connecticut River, Parcel 227-5 being in the City of Holyoke and Town of Easthampton, in part and Parcels 227-3 and 228-3 being in the City of Holyoke. Said parcels are the same as "Parcels 1, 2 and 3" acquired by Holyoke Water Power Company from Boston and Maine Railroad Corporation in an instrument dated August 16, 1955 recorded in Book 2409 Page 495 in the Hampden County Registry of Deeds. Said parcels are more particularly bounded and described as follows:

     Parcel 227-5 (Formerly Parcel 1)
     Commencing at a point thirty-five and seventy-five hundredths (35.75) feet northeasterly from Station 703+52.90 on the center of North Bound track of the Fitchburg Division of said Railroad measuring radial thereto, thence running by said remaining land or location of said Railroad on five (5) courses as follows: North 12 deg. 45' 35" West one thousand five hundred forty-seven and ten hundredths (1,547.10) feet, northwesterly on a curve to the left having a radius of two thousand six hundred thirty and thirty-nine hundredths (2,630.39) feet six hundred eight and twenty-four hundredths (608.24) feet, northwesterly on a curve to the left having a radius of one thousand eight hundred eighteen and twenty hundredths (1,818.20) feet eight hundred two and thirty-six hundredths (802.36) feet, North 51 deg. 17' 35" West two thousand four hundred ninety-six and sixty-one hundredths (2,496.61) feet and northwesterly on a curve to the right having a radius of one thousand eight hundred thirty two and eight-one hundredths (1,832.81) feet one thousand one hundred ninety-nine and fifty-one hundredths (1,199.51) feet to a point at the Connecticut River, so-called; thence turning and running southeasterly by said River about fifty-two (52) feet to a point at land of Western Massachusetts Electric Co.; thence turning and running southwesterly on a curve to the left having a radius of one thousand eight hundred nineteen and six hundredths (1,819.06) feet by said last mentioned land two hundred seventy-five and eight hundredths (275.08) feet to a point; thence turning and running South 41 deg. 42' 05" East partly still by said last mentioned land and partly by land of Town of Easthampton four hundred four (404.0) feet to a point; thence turning and running North 53 deg. 47' 55" East by said last mentioned land about one hundred seventy-five (175) feet to said Connecticut River; thence turning and running by said River on and via the meandering line shown on plan hereinafter mentioned, which line is marked "By The River" about seven thousand two hundred fifty (7,250) feet to the point where the center line of a brook meets the said River which center line of brook is shown marked "Center Line of Brook" upon plan hereinafter mentioned; thence turning and running on and via the said center line of brook about one thousand six hundred seventy (1,670) feet to the point of beginning, be all of said measurements more or less, said parcel containing about eighty-two and forty-three hundredths (82.43) acres and being shown on a map hereinafter referred to as Parcel "A".

     The foregoing Parcel 227-5 shall not be deemed to include the ownership to the fee of a small, interior portion thereof that was conveyed by the Holyoke Water Power Company to the Connecticut River Valley Company, Inc. by deed dated November 26, 1958 recorded in Book 2646 Page 35 in the Hampden County Registry of Deeds, which portion is shown as the area designated as "_________________________"
on a plan entitled "Property of Holyoke Water Power Company Holyoke, Mass. Feb. 1958 Scale 1" = 200' DWG. NO. LM 1082", a copy of which is on file in the Hampden County Registry of Deeds, but shall be deemed to include the rights and easements in said interior parcel that were reserved in said deed by the Holyoke Water Power Company to itself and its successors, assigns or licensees.

     Parcel 227-3 (Formerly Parcel 2)
     Commencing at a point forty-six and seventy-five hundredths (46.75) feet southwesterly from Station 715+85.67 on the said center line of the North Bound track of said Fitchburg Division of said Railroad, measuring radial thereto, thence running by said Northampton Road on six (6) courses as follows: northwesterly on a curve to the left having a radius of six thousand eight hundred seventeen and sixty-five hundredths (6,817.65) feet at sixty-five (65.00) feet, North 16 deg. 15' 05" West one hundred fifty-eight and fifty-one hundredths (158.51) feet, North 20 deg. 08' 28" West one hundred fifty-five and sixty-four hundredths (155.64) feet, North 19 deg. 32' 55" West three hundred eighty-eight and fifty-seven hundredths (388.57) feet, North 20 deg. 08' 21" West two hundred and forty-nine hundredths (200.49) feet and North 21 deg. 26' 52" West one hundred and forty-three hundredths (100.43) feet to a point at said remaining land of said Railroad; thence turning and running by said last mentioned land on three (3) courses as follows:
southeasterly on a curve to the right having a radius of one thousand seven hundred and thirty-four and seventy hundredths (1,734.70) feet one hundred seventy-one and forty-one hundredths (171.41) feet, southeasterly on a curve to the right having a radius of two thousand five hundred forty-seven and eighty-nine hundredths (2,547.89) feet five hundred eighty-eighth and eighty-two hundredths (588.82) feet and South 12 deg. 45' 35" East three hundred fourteen and thirty-three hundredths (314.33) feet to the point of beginning, be all of said measurements more or less, said parcel containing about twenty-seven thousand six hundred forty-five (27,645) square feet and being shown on a map hereinafter referred to as Parcel "B".

     Parcel 228-3 (Formerly Parcel 3)
     Commencing at a point forty-six and eighty-seven hundredths (46.87) feet South 31 deg. 55' 25" West from Station 749+05 on the center line of said North Bound track, thence running South 31 deg. 55' 25" West by said land of Wilber Parson one hundred thirty-six and twenty-three hundredths (136.23) feet to said Northampton Rd.; thence turning and running by said Northampton Rd. on two (2) courses as follows: northwesterly on a curve to the right having a radius of twelve hundred (1200) feet two hundred twenty-eight and eleven hundredths (288.11) feet and North 40 deg. 13' 35" West three hundred forty-five (345) feet to a point at said remaining land of said Railroad; thence turning and running by said last mentioned land on two (2) courses as follows:
North 31 deg. 48' 25" East forty-seven and seven hundredths (47.07) feet and South 51 deg. 17' 35" East five hundred fifty-four and eighty hundredths (554.80) feet to the point of beginning, be all of said measurements more or less, said parcel containing about fifty-five thousand thirty-three (55,033) square feet and being shown on a map hereinafter referred to as Parcel "C".

     Together with the right to use in common with the Boston and Maine Railroad, its successors and assigns, and with others now or hereafter having rights therein, for driveway purposes, a driveway leading northeasterly from the easterly side of said Northampton Rd. to said Parcel "A"; said driveway crosses at grade over the tracks of the railroad and is sixteen and five tenths (16.5) feet wide; the center line of said driveway crosses the center line of said North Bound track at Station 712+49.03 on said center line of north bound track; the location of said driveway being shown marked "Crossing" upon said plan.

     Said Parcels "A, B and C" are more clearly designated and defined on a map entitled "Land in Holyoke and Easthampton Mass. Boston and Maine Railroad - to Holyoke
Water Power Company J.F. Kerwin Engr. Of Design April 1955" a copy of which is on file in Plan Book 69 Page 32 in the Hampden County Registry of Deeds.

     Parcel 226-9

     The piece of land containing 48.5 acres, more or less, lying easterly of Northampton Street (U.S. Route 5) about 5500 feet southeasterly of the Holyoke - Easthampton town line in the City of Holyoke, County of Hampden, Commonwealth of Massachusetts. Said parcel being the same land acquired by Holyoke Water Power Company from Patrick J. Kennedy, Jr. in an instrument dated February 14, 1961 recorded in Book 2792 Page 419 in the Hampden County Registry of Deeds. Said parcel is more particularly bounded and described as follows:

     Bounded on the north by Wait's Brook so called and by other land of the Holyoke Water Power Company; on the east by the Connecticut River; on the west by land owned or occupied by the Boston and Maine Railroad; and on the south by land formerly of H.A. Collins and more recently of one
Sinclair.

     Together with any rights, title or interest which Patrick J. Kennedy Jr. may have had in the land owned or occupied by the Boston and Maine Railroad and abutting the above described parcel on the west; and together with any land which may have been owned by Patrick J. Kennedy Jr. between the westerly side of the said land of the Boston and Maine Railroad and the easterly side of the State Highway leading from Holyoke to Northampton as presently laid out.

     Parcel "226-9" is more clearly designated on a map entitled "Plan Showing Land to be Retained by Holyoke Water Power Company Holyoke, Massachusetts Scale 1"=100' Date 3/21/2001 Dwg No. 90086 by Elliott F. Fuller, Jr. RLS 33935" a copy of which will be filed for record in the Hampden County Registry of Deeds.

     Parcel 229-1

     That certain piece or parcel of land lying northeasterly of and adjoining Northampton Street (U.S. Route 5) about 1900 feet southeasterly of the Holyoke - Easthampton town line in the City of Holyoke, County of Hampden, Commonwealth of Massachusetts. Said parcel being the same land acquired by Holyoke Water Power Company from George B. Harnois in an instrument dated August 26, 1958 recorded in book 2627 Page 69 in the Hampden County Registry of Deeds. Said parcel being more particularly bounded and described as follows:

     Commencing at a point on the easterly location line of the 1924 alternation of the 1910 layout of Holyoke-Northampton State Highway, as shown on "Plans of Road in the City of Holyoke, Hampden County, Altered and Laid Out as a State Highway By The Department of Public Works" dated November 18th, 1924 and recorded in Hampden County Registry of Deeds, Book of Plans W, Pages 2 to 19 inclusive, said point being marked by City of Holyoke, Gas and Electric Department, Pole #8; and thence running southerly along the easterly line of said Highway, sixty (60) feet to other land of the grantee herein; thence running easterly at right angles to the easterly line of Highway along land of said grantee to land of Boston and Maine Railroad; thence running northerly along land of Boston and Maine Railroad, sixty
(60) feet; thence running westerly along other land of said grantee to the easterly line of said State Highway and point of commencement.

     Parcel "229-1" is more clearly designated on a map entitled "Plan Showing Land to be Retained by Holyoke Water Power Company Holyoke, Massachusetts Scale 1"=100' Date 3/21/2001 Dwg No. 90086 by Elliott F. Fuller, Jr. RLS 33935" a copy of which will be filed for record in the Hampden County Registry of Deeds.

II.  SOUTH HADLEY

     The Seller will retain all of its interests in real property located in South Hadley, Massachusetts, except for those properties that are specifically described in Schedule
2.1(a) as property to be conveyed to the Buyer.

III. CHICOPEE

     The Seller will retain all of its interests in real property in Chicopee, Massachusetts, except those parcels that are specifically described in Schedule 2.1(a) as to be conveyed to the Buyer.